Exhibit 10.6

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AMENDED AND RESTATED PATENT AND TECHNOLOGY LICENSE AGREEMENT

This AMENDED AND RESTATED AGREEMENT (“AGREEMENT”) is made on October 16, 2013, by and between FRED HUTCHINSON CANCER RESEARCH CENTER (“FHCRC”), a Washington state nonprofit organization, with principal offices located at 1100 Fairview Ave. N., Seattle, Washington 98109, and JUNO THERAPEUTICS, INC., a Delaware corporation, having a principal place of business located at 307 Westlake Avenue North, Suite 300, Seattle Washington 98109 (“LICENSEE”).

RECITALS

A.	WHEREAS, FHCRC manages and either owns or co-owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS (terms used herein that are entirely capitalized are used as defined in Article II, or as defined elsewhere in this AGREEMENT); and

B.	WHEREAS, FHCRC is willing to license the PATENT RIGHTS and TECHNOLOGY RIGHTS to LICENSEE in accordance with the terms and conditions of this AGREEMENT, and LICENSEE desires to obtain such a license;

C.	WHEREAS, FHCRC, a nonprofit corporation exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, organized and operated exclusively for charitable, scientific and educational purposes, has determined that this AGREEMENT is in furtherance of its mission; and

D.	WHEREAS, FHCRC and LICENSEE have entered into additional license agreements (i.e., that certain Patent and Technology License Agreement entered as of November 1, 2009 (the “2009 LICENSE”) and that certain Patent and Technology License Agreement entered as of January 2, 2012 (the “2012 LICENSE”)) and have agreed, effective as of November 19, 2014, to amend and restate this AGREEMENT and the 2009 LICENSE and the 2012 LICENSE agreements, in order to ensure that if more than one of such license agreements are practiced with respect to LICENSED PRODUCTS that the aggregate financial obligations of LICENSEE to FHCRC with respect to LICENSED PRODUCTS are not onerous.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I. EFFECTIVE DATE

1.1	This AGREEMENT is effective as of the date first written above (“EFFECTIVE DATE”).

II. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated below:

2.1	AFFILIATE means any entity that is 50% or more owned by LICENSEE, any entity that owns 50% or more of LICENSEE, or any entity that is owned 50% or more by an entity that owns 50% or more of LICENSEE.

2.2	COLLABORATION AGREEMENT means that certain Collaboration Agreement to be entered into by the parties simultaneously with execution of this AGREEMENT.

2.3	COMBINATION PRODUCT has the meaning set forth in Section 2.13.

2.4	FAIR MARKET VALUE has the meaning set forth in Section 2.13.

2.5	FHCRC ENABLING IP means FHCRC ENABLING PATENTS and FHCRC ENABLING TECHNOLOGY.

2.6	FHCRC ENABLING PATENTS means patent applications and patents claiming any invention conceived or reduced to practice [***] that are owned, in whole or part by FHCRC and that (x) are not included in LICENSED PATENTS, and (y) relate to the composition of any LICENSED PRODUCT, or its manufacture, or the use thereof in the LICENSED FIELD, other than any such patent applications or patents [***].

2.7	FHCRC ENABLING TECHNOLOGY means any unpatented technical information, biological materials, know-how, processes, procedures, compositions, devices, methods, formulae, materials (biological or chemical), protocols, techniques, software, designs, drawings or data owned, in whole or part by FHCRC made or otherwise created [***] and that (x) are not included in TECHNOLOGY RIGHTS, and (y) relate to the composition of any LICENSED PRODUCT, or its manufacture, or the use thereof in the LICENSED FIELD, other than any such intellectual property [***].

2.8	INDICATION means a distinct cancer.

2.9	LICENSED FIELD means all therapeutic use for treating cancer in humans including, but not limited, to prophylactic and therapeutic treatment of cancer.

2.10	LICENSED PRODUCT means any means any product, process or use thereof (a) whose manufacture, use, sale, offer for sale or transfer is covered by any VALID CLAIM in the country in which the product, process or use thereof is made, used, sold, offered for sale or transferred, (b) which is made using a process or product that is covered by a VALID CLAIM in the country in which the product, process or use thereof is made, used, sold, offered for sale or transferred, or (c) [***].

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2.11	LICENSED SUBJECT MATTER means the PATENT RIGHTS and TECHNOLOGY RIGHTS.

2.12	LICENSED TERRITORY means worldwide.

2.13	NET SALES means the gross revenues, and FAIR MARKET VALUE of non-cash consideration, received by LICENSEE or its SUBLICENSEES hereunder from the SALE of LICENSED PRODUCTS, less the following items directly attributable to the SALE of such LICENSED PRODUCTS that are specifically identified on the invoice for such SALE and born by the LICENSEE or its SUBLICENSEE as the seller: (a) sales discounts actually granted (including cash, trade and quantity discounts, rebates, chargebacks and retroactive price adjustments); (b) sales, VAT and/or use taxes actually paid; (c) import and/or export duties actually paid; (d) freight, transport, packing and transit insurance charges actually paid; and (e) other amounts actually refunded, allowed or credited due to returns, rejections or damaged goods (not exceeding the original billing or invoice amount), in each case, as recorded by LICENSEE in LICENSEE’s official books and records in accordance with generally accepted accounting practices and consistent with LICENSEE’s financial statements. No deductions may be made for [***]. Additionally, if LICENSEE or a SUBLICENSEE uses a LICENSED PRODUCT for their own internal purposes (other than for research or development or regulatory compliance) or in a situation that provides consideration to LICENSEE or a SUBLICENSEE in exchange for a LICENSED PRODUCT but does not involve a SALE for which a royalty is paid hereunder, then NET SALES shall also include an amount for each such use equal [***].

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For all LICENSED PRODUCTS distributed by LICENSEE to promote, market, sell or lease products or processes other than LICENSED PRODUCTS, the LICENSED PRODUCTS will be [***].

In the event a LICENSED PRODUCT is sold in combination with other active agents, functional products or functional product enhancements that are not LICENSED PRODUCTS (“COMBINATION PRODUCT”), NET SALES, for purposes of royalty payments on the LICENSED PRODUCT, shall be calculated by [***]. In the event that no such separate sales are made of such other active agents, functional products, or functional product enhancements, NET SALES for purposes of royalty payments with respect to the COMBINATION PRODUCT, shall be calculated by [***].

2.14	PATENT RIGHTS means (a) the provisional patents, patents and/or patent applications, whether domestic or foreign, specified on Exhibit A attached hereto, (b) all divisionals, continuations, and such claims of continuations-in-part as are entitled to claim priority to the foregoing patents and/or patent applications, (c) any patents hereafter issuing on the foregoing applications, and (d) any renewals, reissues, re-examinations or extensions (e.g., supplementary protection certificates) of or for any such patents.

2.15	PHASE 1 CLINICAL TRIAL means a clinical development program in any country that would, if in the United States, constitute a Phase 1 clinical trial consistent with U.S. 21 C.F.R. §312.21(a).

2.16	PHASE 2 CLINICAL TRIAL means any human clinical trial conducted in any country that would, if in the United States, constitute a Phase 2 clinical trial consistent with U.S. 21 C.F.R. §312.21(b).

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2.17	REMUNERATION means any remuneration whether in the form of money, equipment, property, equity, or any other cash or noncash consideration received by LICENSEE from a SUBLICENSEE in consideration for a grant of a license to the LICENSED SUBJECT MATTER, other than payments based on NET SALES that are included for purposes of calculating the running royalty due under Section 4.1(e) below. However, REMUNERATION does not include payments for: [***]. With respect to any amounts received by LICENSEE from a SUBLICENSEE for achievement of a milestone, which amounts are equal to or less than the total amount owed by LICENSEE to FHCRC for the same milestone, such milestone amounts will not constitute REMUNERATION until the date on which LICENSEE has received REMUNERATION aggregating, from and after the date of receipt by LICENSEE of such original milestone payment, an amount greater than the amount of such original milestone payment.

2.18	SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or SUBLICENSEE. LICENSED PRODUCTS will be considered SOLD when delivered or invoiced, whichever comes first. SALES shall not include: (a) transfers or dispositions for bona fide charitable purposes, (b) when LICENSED PRODUCTS are distributed alone, prior to receiving regulatory approval for sale or use of such LICENSED PRODUCTS, for pre-clinical, clinical, regulatory or governmental regulatory purposes, (c) transfers or dispositions of samples of LICENSED PRODUCTS that are provided by LICENSEE or SUBLICENSEES in reasonable and industry-standard quantities in a bona fide effort to promote sales of LICENSED PRODUCTS, in each case for which no compensation or financial benefit is received by or accrued to LICENSEE or SUBLICENSEES, (d) sales to a SUBLICENSEE of

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LICENSED PRODUCT that are used by such SUBLICENSEE to perform a service if FHCRC is paid a royalty hereunder on the SALE of such service, and (e) the SALE of LICENSED PRODUCT between or among LICENSEE and SUBLICENSEES for re-sale purposes, provided FHCRC is paid a royalty hereunder with respect to such re-sale.

2.19	SUBLICENSEE shall mean any third party to whom LICENSEE has granted a sublicense pursuant to this Agreement, but shall exclude any third party contractor (e.g., manufacturer, contract research organization) that performs activities, other than the SALE of LICENSED PRODUCTS, on behalf of LICENSEE.

2.20	TECHNOLOGY RIGHTS means FHCRC’s rights in any unpatented technical information, biological materials, know-how, processes, procedures, compositions, devices, methods, formulae, materials (biological or chemical), protocols, techniques, software, designs, drawings or data made or otherwise created [***], that are not claimed in the PATENT RIGHTS but are (a) necessary or useful for practicing any of the PATENT RIGHTS or (b) [***].

2.21	VALID CLAIM means a claim of (a) an issued and unexpired patent or pending patent application included in the PATENT RIGHTS that has not been held unenforceable, unpatentable or invalid by a final decision of a court or other governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been irretrievably abandoned or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a pending claim of a pending patent application that has been pending for no longer than [***] and continues to be prosecuted in good faith.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

III. LICENSE AND OPTION

3.1	FHCRC hereby grants to LICENSEE a royalty-bearing, exclusive (except as otherwise stated herein) license under FHCRC’s entire interest in the PATENT RIGHTS to manufacture, have manufactured, distribute, have distributed, use, research, improve, import and export, offer to SELL and SELL LICENSED PRODUCTS within the LICENSED TERRITORY for use within the LICENSED FIELD. FHCRC also grants to LICENSEE a non-exclusive license to the TECHNOLOGY RIGHTS for the same purposes and scope as is specified for the license of the PATENT RIGHTS. Subject to the terms hereof, LICENSEE may practice such licenses itself or through its SUBLICENSEES. These grants are subject to the Government of the United States of America as described in Sections 14.1 and 14.2 of this AGREEMENT, the timely payment by LICENSEE to FHCRC of all consideration due hereunder from LICENSEE as provided herein, and the following rights retained by FHCRC to:

(a) publish the general scientific findings from research related to LICENSED SUBJECT MATTER, subject to the terms of Section 11.3; and

(b) use PATENT RIGHTS for its and, with the consent of LICENSEE (which may be withheld in its sole discretion), other not-for-profit entities’, non-commercial research, teaching, non-commercial patient care, and other educationally-related purposes.

3.2	LICENSEE may grant sublicenses under LICENSED SUBJECT MATTER, through multiple tiers, within the TERRITORY for use within the LICENSED FIELD, consistent with the terms of this AGREEMENT.

(a) LICENSEE will collect payment of all payments due, directly or indirectly, to FHCRC from SUBLICENSEES and summarize and deliver all reports due, directly or indirectly, to FHCRC from SUBLICENSEES.

(b) LICENSEE shall be responsible for acts and omissions of its SUBLICENSEES that would cause a breach of this AGREEMENT if performed by LICENSEE.

(c) LICENSEE’s sublicenses will not exceed the scope and rights granted to LICENSEE hereunder and will be no less favorable to FHCRC than this AGREEMENT in terms of limiting FHCRC’s liability, protecting FHCRC’s intellectual property and proprietary rights and indemnities in favor of FHCRC. SUBLICENSEES must agree in writing to be bound by applicable terms and conditions of this AGREEMENT.

(d) If a SUBLICENSEE pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use reasonable commercial efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement assumed or rejected by a court of proper jurisdiction as soon as reasonably possible.

(e) LICENSEE agrees to utilize [***] of any REMUNERATION to fund activities related to the research and/or development of one or more LICENSED PRODUCTS. For purposes of this paragraph, funding for “research and/or development” of LICENSED PRODUCTS shall include, without limitation, expenditures by LICENSEE on its internal research and/or pre-clinical or clinical development activities, payments by LICENSEE to third parties (including without limitation, contract service providers, contract manufacturers, FHCRC and other academic institutions) for any such activities, and payments by LICENSEE to third party(ies) in connection with the licensing of

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intellectual property for the conduct of any such activities. It is understood and agreed that such obligation shall only apply to the extent that LICENSEE receives at least such amount of REMUNERATION. If [***] after the EFFECTIVE DATE LICENSEE has received at least [***] of REMUNERATION and has not satisfied such requirement, LICENSEE shall pay to FHCRC the difference between [***] and the amount actually funded by LICENSEE for such research and/or development activities.

(f) LICENSEE must deliver to FHCRC a true, complete, and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within [***] after execution, modification, or termination; provided the LICENSEE may redact such agreement to exclude the financial terms thereof except to the extent such financial terms relate to payments that would be included in REMUNERATION and may provide to FHCRC only those provisions that directly relate to the LICENSEE’s obligations to FHCRC pursuant to this AGREEMENT.

3.3	Within [***] of the Effective Date, FHCRC shall use commercially reasonable efforts to deliver (and shall cause its personnel to deliver) to LICENSEE copies of all data, reports, analyses and other information within the TECHNOLOGY RIGHTS that exist and are reasonably available and transferable in a tangible form as of the Effective Date. If at any time during the Term, LICENSEE identifies particular documents, data or information that exist and are reasonably available and transferable in a tangible form as of the Effective Date and are within the TECHNOLOGY RIGHTS that were not previously delivered to LICENSEE, FHCRC shall promptly provide such TECHNOLOGY RIGHTS to LICENSEE, upon LICENSEE’s request. LICENSEE shall reimburse FHCRC for any [***] incurred by FHCRC in complying with this Section 3.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4	FHCRC shall provide LICENSEE with reasonable access, at agreed times during ordinary business hours, to FHCRC personnel knowledgeable of the research giving rise to the LICENSED SUBJECT MATTER within the LICENSED FIELD (including without limitation, Drs. Stan Riddell and Philip Greenberg) for the sole purpose of transferring copies of TECHNOLOGY RIGHTS (and copies of documents embodying such TECHNOLOGY RIGHTS) as reasonably necessary to comply with this AGREEMENT. The assistance may be rendered by teleconference or in-person meetings, at LICENSEE’s expense.

3.5	Except as expressly provided for in this AGREEMENT, no license or other rights, either express or implied, are granted by FHCRC to LICENSEE or SUBLICENSEES by execution of this AGREEMENT or the transfer of any materials or information hereunder.

3.6	Without the consent of FHCRC, not to be unreasonably withheld, LICENSEE shall not cause or permit any lien, mortgage, encumbrance, security interest or other legal or equitable claims (each an “Encumbrance”) to be entered or placed on this Agreement or any rights granted to LICENSEE under this Agreement; provided however, LICENSEE may permit any such Encumbrance(s) without FHCRC’s consent, for the benefit of any SUBLICENSEE (or any affiliated entity of a SUBLICENSEE) that is providing debt financing to LICENSEE.

3.7

(a) FHCRC hereby grants Juno an option, exercisable during the term of this Agreement, for an exclusive, royalty-bearing license to all or part of FHCRC’s right, title and interest in, to and under any FHCRC ENABLING PATENTS, and a non-exclusive, royalty bearing license to all or part of FHCRC’s right, title and interest in, to and under any FHCRC ENABLING TECHNOLOGY (the “OPTION”) reserving to FHCRC, in each case, a paid-up, non-exclusive, irrevocable license to use and, with the prior written consent of LICENSEE, in its sole discretion, to sublicense to other not-for-profit research organizations to use, such FHCRC ENABLING PATENTS for internal non-commercial research purposes. Notwithstanding the foregoing, such OPTION shall not apply to any FHCRC ENABLING IP developed in connection with [***]. Unless it is terminated sooner under this AGREEMENT, the OPTION will terminate automatically unless it is exercised within [***] from the FHCRC NOTICE, and if a mutually acceptable licensing agreement is not executed by the parties within [***] from the FHCRC NOTICE.

(b) No less frequently than [***] during the term of the AGREEMENT, FHCRC shall use good faith efforts to identify any FHCRC ENABLING IP that it believes may be subject to the foregoing OPTION, including pursuant to written notice of any such intellectual property from LICENSEE, and will promptly provide a written description of the relevant FHCRC ENABLING IP sufficient to allow LICENSEE to reasonably assess whether it wishes to exercise such OPTION (an “FHCRC NOTICE”). The parties agree that any failure to comply with the foregoing sentence, other than a willful and intentional violation, will not constitute a breach entitling termination of this AGREEMENT by LICENSEE, but LICENSEE may offset damages proven in connection with such breach against amounts due from LICENSEE hereunder. At LICENSEE’s request, FHCRC shall answer questions relating to such FHCRC ENABLING IP, and provide to LICENSEE data relating thereto for such assessment by LICENSEE, with all such information provided pursuant to this section constituting CONFIDENTIAL INFORMATION of FHCRC. Notwithstanding any other provision of this AGREEMENT, LICENSEE may not share any of such information provided pursuant to this section with any third party without the prior written consent of FHCRC.

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(c) LICENSEE may exercise the OPTION by giving FHCRC written notice of exercise of the OPTION and describing the FHCRC ENABLING IP that it wishes to license. In such case, the parties shall negotiate in good faith with respect to a license agreement for such intellectual property, with the terms of such license being commercially reasonable and competitive as of the date such license is entered into. In the event the parties are unable to agree on such terms within [***], FHCRC and LICENSEE shall appoint a neutral, independent expert with extensive expertise in the licensing of pharmaceutical technology and products to act as an expert (not as an arbitrator) (the “EXPERT”), at the expense of each of each of FHCRC and LICENSEE in equal proportions, to make its independent determination of the commercially reasonable economic terms for such a license to the applicable intellectual property (the “EXPERT’S DETERMINATION”). In any such determination the EXPERT shall take into account, inter alia, the ability (or inability, as the case may be) for such intellectual property to be practiced without a license to the LICENSED SUBJECT MATTER. If FHCRC and LICENSEE are unable to agree on an EXPERT within [***], each of the FHCRC and EXPERT will each designate a neutral, independent individual with the qualifications above, and those individuals will select a third neutral independent individual with the qualifications above to act as the EXPERT. Each of the parties shall provide the EXPERT with a written proposal detailing their respective proposed terms, and make available to such EXPERT on a confidential basis such books, accounts, records and forecasts as the Expert may reasonably request, including terms of other

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licenses entered into by each of the parties, that may be useful in determining the commercially reasonable terms of licensing. The EXPERT shall select the proposal of one of the parties as his or her EXPERT’S DETERMINATION, without varying any of the terms thereof. The EXPERT’S DETERMINATION shall be final and binding on the parties, and shall constitute the key terms of the license.

(d) With regard to any FHCRC ENABLING PATENTS that are licensed to any third party on or after to the EFFECTIVE DATE, other than any FHCRC ENABLING PATENT to which LICENSEE was offered an OPTION and declined to, or failed to timely, exercise, such OPTION, FHCRC hereby covenants that, unless legally required to do so, it shall not enforce, or encourage the enforcement of, against LICENSEE or its Affiliates, SUBLICENSEES, successors or assigns (each, a “PROTECTED ENTITY”), any such FHCRC ENABLING PATENT owned or controlled by FHCRC that claims any (i) a composition of matter (including, without limitation, any genus claim) of a LICENSED PRODUCT, or (ii) method of making such LICENSED PRODUCT, or using such a LICENSED PRODUCT in the LICENSED FIELD, if the PROTECTED ENTITY infringes such patent in the course of practicing such a patent in connection with the development, manufacture, use, importation, offer for sale or sale of such LICENSED PRODUCT within the FIELD. Such covenant shall also apply, solely with respect to such patent, to any person or entity to whom FHCRC assigns such FHCRC ENABLING PATENT.

IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1	In consideration of rights granted by FHCRC to LICENSEE under this AGREEMENT, LICENSEE agrees to pay FHCRC the following:

(a)	[***] incurred by FHCRC in filing, prosecution and maintenance of the PATENT RIGHTS [***], which amount will not exceed [***], and [***] incurred by FHCRC [***] in the maintenance and defense of the PATENT RIGHTS. FHCRC will invoice LICENSEE for [***] within [***] of the EFFECTIVE DATE and invoice [***] on a [***] basis. The invoiced amounts will be due and payable by LICENSEE within [***] of receipt of the invoice;

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(b)	[***] incurred by FHCRC in connection with the formation of LICENSEE related to intellectual property, including freedom-to-operate legal research-related fees, as estimated on Schedule 4.1(b) attached hereto. FHCRC will invoice LICENSEE for such expenses within [***] of the EFFECTIVE DATE. The invoiced amounts will be due and payable by LICENSEE within [***] of receipt of the invoice;

(c)	A nonrefundable license fee in the amount of Two-Hundred Fifty Thousand Dollars ($250,000), due and payable within [***] after the EFFECTIVE DATE;

(d)	An annual maintenance fee of Fifty Thousand Dollars ($50,000), due and payable within [***] after the EFFECTIVE DATE and within [***] of each of the first four anniversaries of the EFFECTIVE DATE;

(e)	Subject to Sections 4.5 and 4.7, a running royalty, on a LICENSED PRODUCT-by-LICENSED PRODUCT basis, equal to [***] of annual aggregate NET SALES up to [***], and [***] of annual aggregate NET SALES exceeding [***], such annual aggregate NET SALES being calculated on a [***] basis, with such amounts due and payable within [***] after the last day of the [***] in which the SALE generating such royalty occurred. Notwithstanding the foregoing, with respect to any LICENSED PRODUCT covered only by any patent application or

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patent co-owned by FHCRC and a third party (e.g., Seattle Children’s) and no other patent application or patent within the PATENT RIGHTS, the running royalty on NET SALES of such LICENSED PRODUCT shall be reduced by [***]. No multiple royalties shall be payable to FHCRC because a particular LICENSED PRODUCT is covered by more than one VALID CLAIM in any patent or patent application or more than one patent or patent application included in the PATENT RIGHTS or more than one aspect of the TECHNOLOGY RIGHTS.

(f)	Commencing on the fifth (5th) anniversary of the EFFECTIVE DATE and on every subsequent anniversary of the EFFECTIVE DATE until this AGREEMENT expires or is terminated, LICENSEE shall pay the amount, if any, by which the running royalty payments for the prior calendar year under Section 4(e) aggregated less than One Hundred Thousand Dollars ($100,000) (the “MINIMUM ANNUAL ROYALTY”). For the year in which this AGREEMENT expires or is terminated, LICENSEE shall make a payment with respect to each of (i) the calendar year prior to such expiration or termination and (ii) on a pro-rated basis, the year in which such expiration or termination occurs;

(g)	With respect to any REMUNERATION received by LICENSEE from and with respect to any and all SUBLICENSEES, when such REMUNERATION, including the fair market value of any non-cash REMUNERATION, received by LICENSEE reaches the aggregate amounts set forth below, cumulatively from and after the EFFECTIVE DATE, LICENSEE will make the applicable one-time payments set forth below:

SUBLICENSEE Remuneration	Payment to FHCRC
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

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Notwithstanding the above, in recognition of the fact that FHCRC and Licensee have entered into multiple license agreements relating to Licensed Products (i.e., this Agreement, the 2009 LICENSE and the 2012 LICENSE), FHCRC agrees that (a) any NET CONSIDERATION (as defined in 2009 LICENSE and 2012 LICENSE) paid by LICENSEE to FHCRC pursuant to the 2009 LICENSE and/or the 2012 LICENSE shall be fully creditable against any REMUNERATION due to FHCRC under this AGREEMENT, and (b) in no event shall LICENSEE be obligated to pay to FHCRC more than an aggregate of [***] with respect to any and all (i) NET CONSIDERATION (subject to the 2009 LICENSE and/or the 2012 LICENSE), and/or (ii) REMUNERATION (subject to this Agreement).

(h)	LICENSEE shall pay to FHCRC payments for the achievement of development milestones (“DEVELOPMENT MILESTONES”), as follows:

(i) A payment of [***] upon [***] for each LICENSED PRODUCT in a [***] following the EFFECTIVE DATE. For clarity, for a single LICENSED PRODUCT, this DEVELOPMENT MILESTONE will be paid for [***], reaching a maximum total of [***] for any one LICENSED PRODUCT.

(ii) A payment of [***] upon [***] for each LICENSED PRODUCT following the EFFECTIVE DATE in a [***]. For clarity, for a single LICENSED PRODUCT, this DEVELOPMENT MILESTONE will be paid for [***], reaching a maximum total of [***] for any one LICENSED PRODUCT.

(iii) A payment of [***] upon [***] for each of [***] for each a LICENSED PRODUCT. For clarity, for a single [***], this DEVELOPMENT MILESTONE will be paid for each of the first [***], reaching a maximum total of [***] for any one LICENSED PRODUCT.

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4.2	Within [***] after [***] of each [***] during the term of this AGREEMENT, and until all LICENSED PRODUCTS have been sold or destroyed pursuant to Section 13.3(e), LICENSEE will deliver to FHCRC a true and accurate report, giving such particulars of the business conducted by LICENSEE and its SUBLICENSEES, if any exist, during the preceding [***] under this AGREEMENT as necessary for FHCRC to account for LICENSEE’s and its SUBLICENSEES’ payments hereunder. This report will include pertinent data, including, but not limited to:

[***]

After the first SALE of a LICENSED PRODUCT, these [***] reports are required even if no payments are due in connection therewith.

4.3

During the term of this AGREEMENT and for [***] thereafter, LICENSEE agrees to keep complete and accurate records of its and any of its SUBLICENSEES’ SALES and NET SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined. LICENSEE agrees to permit an independent certified public accountant, reasonably acceptable to LICENSEE, to periodically examine, at FHCRC’s expense (except as provided below) and not more frequently than [***], LICENSEE’s books, ledgers, and records during regular business hours for the purpose of and to the

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extent necessary to verify any report required under this AGREEMENT within the [***] period immediately preceding such examination. Such accountant shall not disclose to FHCRC any information other than information relating to the accuracy of reports and calculations of amounts due FHCRC under this AGREEMENT, and such accountant shall be subject to the terms of Article XI. If any amounts due FHCRC are ultimately determined to have been underpaid in an amount equal to or greater than [***] of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus [***].

4.4	Within [***] following [***], LICENSEE will deliver to FHCRC a written progress report as to LICENSEE’s (and any SUBLICENSEES’) efforts and accomplishments during the [***] in [***] commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and a summary of LICENSEE’s (and any of its SUBLICENSEES’) commercialization plans for [***].

4.5

If LICENSEE or any of its SUBLICENSEES (a) is or becomes a party to a bona fide license agreement with a third party, or (b) is a party to a bona fide license agreement with FHCRC pursuant to a separate written agreement entered into on or before November 19, 2014 (each such third party or FHCRC, as the case may be, a “STACKING LICENSOR”) for the right or license to a product or process under which LICENSEE or any such SUBLICENSEE, is obligated to pay to a STACKING LICENSOR any royalties on NET SALES of LICENSED PRODUCTS, LICENSEE and such SUBLICENSEES may offset [***] of any royalties paid to such STACKING LICENSOR against up to [***] of the royalties owed FHCRC under this AGREEMENT, provided, the royalties payable to FHCRC under this AGREEMENT shall not be reduced

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to less than [***] of NET SALES as a result of any STACKING LICENSOR payment offsets, and provided further that any such STACKING LICENSOR payment offsets arising out of third party license agreements executed prior to October 16, 2013 (“PRE-SIGNING THIRD PARTY LICENSE AGREEMENTS”), will be limited to the extent necessary to reflect an aggregate royalty rate on aggregate net sales under all such PRE-SIGNING THIRD PARTY LICENSE AGREEMENTS of no greater than [***]. It is understood that the MINIMUM ANNUAL ROYALTY payable to FHCRC will remain unchanged, notwithstanding the application of offsets under this Section 4.5. Any STACKING LICENSOR payments that may be applied as offsets as described above that are not applied in a given period may be carried forward until applied.

4.6	All amounts payable hereunder by LICENSEE will be paid in immediately available United States Dollars by wire transfer to an account or accounts designated by FHCRC, without deductions for assessments, fees, or charges of any kind, except tax withholding required by law. Such amounts are not refundable and are not creditable against other fees and royalties. If the foreign currency cannot be converted to U.S. Dollars and exported from a country for any reason, LICENSEE shall notify FHCRC in writing, such amounts due hereunder in such currency shall be deemed converted at the exchange rate on the last business day of the reporting period to which a payment relates, as quoted in The Wall Street Journal (Western Edition), with payment made in such foreign currency or, at the election of FHCRC, payment in such foreign currency shall be deposited promptly in a recognized financial institution in that country for the benefit of FHCRC.

4.7	The applicable royalty rate set forth in Sections 4.1(e) above shall be reduced by [***] if the applicable LICENSED PRODUCT(S) are not within the scope of any VALID CLAIM in the country of manufacture or sale of such LICENSED PRODUCT(S) (as described in Section 2.7(c)).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.8	Except as expressly set forth in this Agreement, no other payments shall be due with respect to the practice of LICENSED SUBJECT MATTER in the LICENSED FIELD or the development, manufacture, use or sale of any LICENSED PRODUCTS.

4.9	If LICENSEE fails to make any payment due under this AGREEMENT within [***] of the date upon which such payment is due, then interest shall accrue on such payment from the date such payment was originally due at a rate equal to [***] per month above the then-applicable prime commercial lending rate reported in the Wall Street Journal (Western Edition), or any similar daily business publication, or at the maximum rate permitted by applicable law, whichever is lower.

4.10	Any withholding or other tax that is required by law to be withheld with respect to payments owed by LICENSEE pursuant to this AGREEMENT shall be deducted by LICENSEE (or its SUBLICENSEES) from such payment prior to remittance, and paid over to the relevant taxing authorities when due. LICENSEE shall promptly furnish FHCRC evidence of any such taxes withheld and of payment thereof.

V. DILIGENCE

5.1	LICENSEE will use commercially reasonable efforts to research, develop and obtain regulatory approvals to market and sell at least one LICENSED PRODUCT.

5.2	LICENSEE will raise cumulative equity capital and/or grant funding in excess of [***] no later than [***].

5.3	LICENSEE will fund [***] through [***]. LICENSEE will, subject to Section 13.2(c), complete at least [***] such [***] prior to [***], and complete at least [***] other [***] prior to [***]. As used in this paragraph, “complete” means that the database for the applicable clinical trial has been locked.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VI. PATENTS AND INVENTIONS

6.1	FHCRC will control the preparation, filing, prosecution, maintenance and defense of PATENT RIGHTS, using patent counsel reasonably acceptable to the LICENSEE and LICENSEE will reimburse FHCRC’s [***] for the same. FHCRC shall keep LICENSEE reasonably informed regarding matters related to the prosecution and maintenance of each patent or patent application within the licensed PATENT RIGHTS and provide LICENSEE the reasonable opportunity to review and comment on material submissions to any patent office relating thereto. FHCRC will consider in good faith any recommendations made by LICENSEE relating to the preparation, filing, prosecution, maintenance and defense of PATENT RIGHTS covered by this Section 6.1 including, without limitation, in regards to where patent filings should be made. FHCRC will provide LICENSEE with copies of all of FHCRC’s material communications to and from the relevant patent offices with respect to the PATENT RIGHTS, including, without limitation, text of all patent applications and patents issued therein.

6.2

At any time, LICENSEE shall notify FHCRC if LICENSEE wishes to terminate its license to any of the patent applications or patents within the PATENT RIGHTS. LICENSEE shall identify such patent applications and patents to FHCRC in writing, in which event, [***] after receipt of such written notice by FHCRC, (a) LICENSEE’s license to such patent applications and patents shall terminate and such identified patent applications and patents shall no longer be deemed licensed PATENT RIGHTS under this AGREEMENT, and (b) LICENSEE shall have no further obligation to pay any costs

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and expenses incurred by FHCRC for the prosecution and maintenance of such identified patents and patent applications. For the avoidance of doubt, FHCRC may independently, and at its own expense, maintain any such patent applications and patents after such a termination by LICENSEE, and LICENSEE will have no rights hereunder with respect to such patent applications and patents.

6.3	LICENSEE (and its SUBLICENSEES) shall have the right, on a LICENSED PRODUCT-by-LICENSED PRODUCT basis, to select a patent within the PATENT RIGHTS to seek a term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each party agrees to execute any documents and to take any additional actions as the other party may reasonably request in connection therewith. LICENSEE shall consult with FHCRC and consider its views in good faith before applying for a patent term extension or supplementary protection certificate for any LICENSED PRODUCT.

6.4	LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor and, when possible, for actual LICENSED PRODUCT(S) sold by LICENSEE and/or any SUBLICENSEE will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35 of the United States Code.

6.5

In the event LICENSEE intends to challenge the validity or enforceability of any of the PATENT RIGHTS, LICENSEE will (a) give FHCRC [***] prior written notice; (b) continue to make all payments required hereunder directly to FHCRC without the right to pay into escrow or other account any such amounts; (c) reimburse all otherwise unreimbursed costs and expenses of FHCRC regarding such challenge including

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

attorneys’ fees; (d) from the date of the decision by the District Court upholding all or part of claims within PATENT RIGHTS, until the end of the Term, make payments under Section 4.1(e) at [***] the royalty rate otherwise required in Section 4.1(e). For purposes of clarity, [***] agrees that [***] made to FHCRC or to be made to FHCRC is [***] as the result of any challenge by LICENSEE to the validity or enforceability of the PATENT RIGHTS [***].

VII. INFRINGEMENT BY THIRD PARTIES

7.1	LICENSEE shall have the first right, but not the obligation, to enforce, [***] any patent exclusively licensed hereunder against infringement by third parties. After reimbursement of LICENSEE’s [***] legal costs and expenses related to such enforcement, the balance of any recovery shall be distributed as follows: in any suit initiated by LICENSEE, any recovery in excess of litigation costs shall be [***]. If LICENSEE does not file suit against a substantial infringer within [***] of having firm evidence of any such infringement, then FHCRC may, at its sole discretion [***], enforce any patent licensed hereunder on behalf of itself and LICENSEE, and after reimbursement of reasonable legal costs and expenses related to such enforcement, the balance of any recovery shall be distributed as follows: [***] to FHCRC and [***] to LICENSEE.

7.2

In any suit or dispute involving an infringer of the PATENT RIGHTS, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access during regular business hours, to all relevant personnel, records, papers, information, samples, specimens, and the like in its possession. In any suit, action or other proceeding in connection with the enforcement and/or defense of the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

licensed PATENT RIGHTS, the non-controlling party shall, at the expense of the controlling party, cooperate fully, including, without limitation, by joining as a party and executing such documents as the controlling party may reasonably request.

7.3	Neither party shall settle any patent infringement claims against a third party in a manner that diminishes the rights or interests of the other party without the prior written consent of the other party.

VIII. INDEMNIFICATION

8.1	LICENSEE agrees to hold harmless, indemnify and defend FHCRC, its directors, officers, employees, contractors, representatives and agents from and against any claims, demands, causes of action, damages, suits, judgments, liens, penalties, fines, losses, expenses, costs of suit and reasonable attorneys’ fees, to the extent caused by, arising out of, or resulting from or alleged to be caused by, arising out of or resulting from claims or demands brought by third parties in connection with [***], except to the extent caused by, arising out of, or resulting from [***]. FHCRC shall promptly notify LICENSEE of any such claim, demand, action or suit and allow LICENSEE to handle and control the defense thereof. LICENSEE shall have the sole right to settle such claim, demand, cause of action or suit, but no settlement shall be made that does not include an unconditional release of FHCRC, without FHCRC’s prior written consent.

8.2

FHCRC agrees to hold harmless, indemnify and defend LICENSEE, its directors, officers, employees, contractors, representatives and agents from and against any claims, demands, causes of action, damages, suits, judgments, liens, penalties, fines, losses, expenses, costs of suit and reasonable attorneys’ fees, to the extent caused by, arising out of, or resulting from or alleged to be caused by, arising out of or resulting from claims or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

demands brought by third parties arising from [***], except to the extent caused by, arising out of, or resulting from [***]. LICENSEE shall promptly notify FHCRC of any such claim, demand, action or suit and allow FHCRC to handle and control the defense thereof. FHCRC shall have the sole right to settle such claim, demand, cause of action or suit, but no settlement shall be made that does not include an unconditional release of LICENSEE, without LICENSEE’s prior written consent.

8.3	Except with respect to indemnification and confidentiality obligations hereunder, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER THE OTHER PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

IX. INSURANCE

9.1

Beginning at the time when any LICENSED SUBJECT MATTER is being used in human clinical trials or SOLD by LICENSEE or a SUBLICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain customary commercial general liability insurance in amounts not less than [***], and LICENSEE shall use commercially reasonable efforts to have the FHCRC, its directors, officers, employees, contractors, representatives and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

liability coverage for LICENSEE’s indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein will not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

9.2	At FHCRC’s request, LICENSEE shall provide FHCRC with written evidence of such insurance within [***]. Additionally, at FHCRC’s request, LICENSEE shall provide FHCRC with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance.

9.3	LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (a) the period that any LICENSED PRODUCT developed pursuant to this AGREEMENT is being commercially distributed or sold by LICENSEE or by a SUBLICENSEE or agent of LICENSEE; and (b) the [***] period immediately after such period.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

X. USE OF NAMES

10.1	Neither party will use the name of the other party or the name of the other party’s divisions, affiliates, employees, products, services, trademarks or service marks for promotional purposes in printed materials without the prior written consent of the other party; provided, however this section will not be interpreted to prevent (a) disclosure of the existence of this AGREEMENT that either party needs to disclose in the course of its routine business (e.g., the submission of grant and contract proposals to extramural sponsors) or in practicing its rights hereunder, or (b) disclosure of information that must be disclosed as part of regulatory submissions or as otherwise required by applicable laws and/or regulations.

XI. CONFIDENTIAL INFORMATION AND PUBLICATION

11.1

FHCRC and LICENSEE each agree that all information contained in documents that are either marked “confidential” or that a reasonable person would understand are confidential based on the nature of the information contained therein, and provided by one party to the other (a) are to be received and kept in strict confidence, (b) are to be used only for the purposes of this AGREEMENT, and (c) will not be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party; provided, however, that subject to obligations of confidentiality and non-use no less stringent than set forth herein, LICENSEE may disclose the PATENT RIGHTS, TECHNOLOGY RIGHTS and related FHCRC information to actual and prospective investors, lenders, SUBLICENSEES, business partners, acquirors, AFFILIATES, consultants and advisors. With respect to any improper disclosure of confidential information of FHCRC by a person or entity that received such information from LICENSEE that would constitute a breach by LICENSEE hereunder if disclosed by LICENSEE, LICENSEE shall be responsible for any such improper disclosure. The foregoing obligations shall not apply to the extent that the recipient party can establish by competent written proof that such information:

(a)	was in the public domain at the time of disclosure; or

(b)	later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

(c)	was lawfully disclosed to the recipient party by a third party having the right to disclose it; or

(d)	was already known by the recipient party at the time of disclosure; or

(e)	was independently developed by the recipient party without use of the other party’s confidential information.

If the recipient party is required by law or regulation to disclose confidential information owned or disclosed to it by the other party including, without limitation, by discovery, subpoena or other legal or administrative process, the recipient party agrees to provide the other party prompt notice of the required disclosure to permit the other party, at its option and expense, to seek an appropriate protective order or waive the requirements of this AGREEMENT. If no protective order or waiver is obtained, such disclosure may be made but only to the limited extent legally required. The recipient party will not oppose any action by the other party to obtain an appropriate protective order or other assurance that confidential information which must be disclosed will be accorded confidential treatment.

11.2	Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the other party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of [***] thereafter.

11.3	FHCRC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, but not confidential information of LICENSEE or its AFFILIATES OR SUBLICENSEES. FHCRC will submit the abstract or manuscript of any proposed manuscript, scientific publication or any other similar public disclosure to LICENSEE at least [***] before public disclosure thereof, and LICENSEE shall have the right to review and comment upon the proposed public disclosure in order to protect LICENSEE’s confidential information and the patentability of any inventions disclosed therein. Upon LICENSEE’s request, public disclosure shall be delayed up to [***] additional [***] to enable LICENSEE to secure adequate intellectual property protection of any patentable subject matter contained therein that would otherwise be affected by the publication and (b) all confidential information of LICENSEE or its AFFILIATES OR SUBLICENSEES shall be deleted from such disclosure.

XII. ASSIGNMENT

12.1

This AGREEMENT may not be assigned by LICENSEE without the prior written consent of FHCRC; provided (a) either party may assign this AGREEMENT without such consent to any AFFILIATE, and (b) LICENSEE may assign this AGREEMENT in connection with the sale of all or substantially all of LICENSEE’s assets to a third party or a merger, consolidation or reorganization of LICENSEE, provided, in each case that

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such party is in good standing under this AGREEMENT at such time, and that the entity to which the AGREEMENT is assigned agrees in writing to fulfill all of such party’s obligations under this AGREEMENT.

XIII. TERM AND TERMINATION

13.1	Subject to earlier termination as provided herein below, the term of this AGREEMENT is from the EFFECTIVE DATE to the last of 1) expiration of the last-to-expire granted patent, on a country-by-country basis, within the PATENT RIGHTS that covers a LICENSED PRODUCT in the country in which the LICENSED PRODUCT is sold, or 2) fifteen (15) years following the regulatory approval of the first LICENSED PRODUCT. After expiration of the AGREEMENT at the conclusion of such term, absent earlier termination, the license to LICENSEE will be deemed to be perpetual and fully paid.

13.2	Subject to any rights herein which explicitly survive termination, as provided below, this AGREEMENT will terminate in its entirety:

(a)	automatically, if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise;

(b)	upon forty-five (45) calendar days’ prior written notice from FHCRC, if LICENSEE breaches or defaults on any obligations under Article IV, unless, before the end of such forty-five (45) calendar day notice period, LICENSEE has cured the default or breach and so notifies FHCRC, stating the manner of the cure;

(c)	upon ninety (90) calendar days’ prior written notice from FHCRC, if LICENSEE breaches or defaults on any other obligation under this AGREEMENT, including

LICENSEE’s diligence obligations in Sections 5.1, 5.2 or 5.3 unless, before the end of the such ninety (90) calendar day notice period, LICENSEE has cured the default or breach and so notifies FHCRC, stating the manner of the cure; provided, however, that if LICENSEE fails to achieve the milestones described in Section 5.3 within the timeframes specified due to causes that are beyond the reasonable control of LICENSEE (e.g., regulatory action or delay, low patient enrollment, force majeure, and delays caused by FHCRC) notwithstanding LICENSEE’s reasonable, good faith efforts to achieve those milestones, then LICENSEE will not be deemed in default or breach of this AGREEMENT and the timeframe for achieving those milestones will be deemed automatically extended by the time of the delay reasonably attributable to the causes that were beyond LICENSEE’s control as long as LICENSEE diligently and continuously pursues the achievement of such milestones. Except as provided above, failure by LICENSEE or its SUBLICENSEES to achieve the milestones within the extended timeframe or to diligently and continuously purse the achievement of the milestones shall be a breach of Section 5.3;

(d)	at any time by mutual written agreement between LICENSEE and FHCRC subject to any terms herein which survive termination;

(e)	on written notice from FHCRC, if LICENSEE has defaulted or been late by more than three (3) days on its payment obligations pursuant to the terms of this AGREEMENT on any two (2) occasions in a particular twelve (12) month period;

(f)	by LICENSEE, with 90 days’ notice to FHCRC with respect to any country or aspect of the LICENSED SUBJECT MATTER as provided in Section 6.2 or as to the entirety of the AGREEMENT; and

(g)	on thirty (30) calendar days’ written notice from FHCRC in the event that LICENSEE provides notice to FHCRC of its intent to challenge, or actually challenges, the validity or enforceability of any of the PATENT RIGHTS.

13.3	Upon expiration or termination of this AGREEMENT:

(a)	nothing herein will be construed to release either party from any obligation maturing prior to the effective date of the termination;

(b)	all sublicenses, and rights of AFFILIATES and SUBLICENSEES, will terminate as of the effective date of termination, subject to Section 13.3(e) below, provided, however, that if at the effective date of termination a SUBLICENSEE is in good standing with regard to its obligations under its sublicense and agrees to assume all obligations of LICENSEE hereunder, then, at the request of the SUBLICENSEE, such sublicense shall survive such termination or expiration of this AGREEMENT.

(c)	LICENSEE will, on the effective date of termination, tender payment for all accrued royalties and other payments due as of the effective date of termination.

(d)	The provisions of Sections 4 and 7 (with respect to fees and other amounts accruing prior to termination, and in connection with sales after termination pursuant to Section 13.3(e) below), 8, 9, 10, 11, 13 and 15 shall survive expiration or termination of this AGREEMENT;

(e)	LICENSEE may, within [***] of the effective date of the termination, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article IV and otherwise complies with the terms of this AGREEMENT; and

(f)	Except as provided in Section 13.3(e), LICENSEE agrees to cease and desist any and all use of the LICENSED SUBJECT MATTER upon termination of this AGREEMENT.

13.4	Upon termination, but not expiration, of this AGREEMENT:

(a)	LICENSEE agrees upon request to enter into good faith negotiations with FHCRC’s future licensee(s) for the purpose of granting licensing rights to said modifications or improvements in a timely fashion and under commercially reasonable terms;

XIV. WARRANTY; SUPERIOR RIGHTS

14.1

Except for the rights, if any, of the Government of the United States of America as set forth below and the rights that Seattle Children’s Research Institute has with respect to [***], and any related PATENT RIGHTS, FHCRC represents and warrants that [***] (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the sole right to grant licenses thereunder, (c) it has not granted licenses thereunder, or liens, encumbrances, security interests or restrictions to any other entity that would conflict with the rights granted hereunder except as stated herein, (d) there are no actions, suits, investigations, claims or proceedings involving FHCRC and relating to the LICENSED SUBJECT MATTER pending or threatened in writing to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FHCRC, and (e) Exhibit A contains a complete list of all current patent applications and patents owned (in whole and in part) by FHCRC as of the Effective Date relating to [***]. FHCRC covenants that it will not grant during the term of this AGREEMENT any right, license or interest in the LICENSED SUBJECT MATTER, or any portion thereof, inconsistent with the license granted to LICENSEE herein, and further represents and warrants that the execution, delivery and performance of this AGREEMENT have been duly authorized by all necessary corporate action on the part of FHCRC.

14.2	LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail. LICENSEE agrees that any LICENSED PRODUCTS subject to 35 U.S.C. § 204 that are used or SOLD in the United States will be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Government.

14.3 LICENSEE understands and agrees that FHCRC, by this AGREEMENT, makes no other representation or warranty as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. FHCRC, by this AGREEMENT, also makes no representation as to whether [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4	LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by FHCRC or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT, and (b) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein. LICENSEE represents that it is a duly organized, validly existing corporation under the laws of the state of Delaware, and is in good standing under the laws of the state of Delaware, and has all necessary corporate or other appropriate power and authority to execute, deliver and perform its obligations hereunder, and that the execution, delivery and performance of this AGREEMENT have been duly authorized by all necessary corporate action on the part of LICENSEE.

XV. GENERAL

15.1	This AGREEMENT, as amended and restated, constitutes the entire and only agreement between the parties relating to the LICENSED SUBJECT MATTER, and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

15.2	Any notice required by this AGREEMENT must be given in writing by prepaid, first class, certified mail, return receipt requested, and addressed in the case of FHCRC to:

Fred Hutchinson Cancer Research Center

Industry Relations and Technology Transfer

1100 Fairview Ave., N, J5-110

Seattle, WA 98109-1024

ATTENTION: Vice President for Technology Transfer

with a copy to:

Fred Hutchinson Cancer Research Center

Industry Relations and Technology Transfer

1100 Fairview Ave., N, J5-110

Seattle, WA 98109-1024

ATTENTION: Vice President and General Counsel

or in the case of LICENSEE to:

Juno Therapeutics, Inc.

307 Westlake Avenue North

Suite 300

Seattle, Washington 98109

ATTENTION: General Counsel

or other addresses as may be given from time to time under the terms of this notice provision.

15.3	LICENSEE must comply, at its sole cost and expense, with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT including, without limitation, all laws and regulations, domestic and foreign, applicable to the development, production, distribution, SALE and use of any LICENSED PRODUCT, including, without limitation, in connection with labeling, packaging, instructions as to use, quality control, registration, export controls (including ITAR) and anti-bribery (including FCPA and U.K. Anti-Bribery).

15.4

This AGREEMENT is governed by, construed and enforced in accordance with the internal laws of the State of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws irrespective of the fact that any one of the parties is now or may become a resident of a different state. Venue for any action under this AGREEMENT lies exclusively in King County, Washington. The parties hereby consent to personal jurisdiction over them by the courts within King County, Washington. The parties expressly waive all objection and challenge to such venue and personal jurisdiction.

15.5	Any dispute, controversy, or claim arising out of or relating to this AGREEMENT or the interpretation, enforceability, performance, breach, termination, or validity hereof, including, without limitation, this Section (each, a “DISPUTE”), will be resolved as follows: if the parties are unable to initially resolve a DISPUTE through consultation and negotiations between the parties, either party may proceed to litigation in accordance with this AGREEMENT.

15.6	No omission or delay on the part of either party hereto in requiring due and punctual fulfillment of the obligations of the other party will be deemed to constitute a waiver of any of the rights of the omitting or delaying party unless such rights are waived in the particular instance in a writing delivered to the other party, and no such waiver applies to any other instance or obligation. The terms and conditions of this AGREEMENT will inure to the benefit of and will be binding upon the permitted successors and assigns of the parties, and no signature or other indication of assent by any such person shall be required as a prerequisite to enforceability. Nothing in this AGREEMENT, express or implied, is intended to confer any benefits, rights or remedies on any entity, other than the parties and their permitted successors and assigns. This AGREEMENT does not create a partnership, joint venture, or separate legal entity and unless otherwise agreed in writing, each party will act as an independent contractor with respect to the other party and no party will have authority to act on behalf of or bind the other party without the written agreement of the party to be bound.

15.7	If any provision of this AGREEMENT is held to be invalid or unenforceable to any extent in any context, it will nevertheless be enforced to the maximum extent allowed by law and the parties’ fundamental intentions in that and other contexts, and the remainder of this AGREEMENT shall not be affected thereby.

15.8	The prevailing party in any action to enforce this AGREEMENT will be reimbursed or paid by the other party for its [***] incurred in connection with such enforcement.

15.9	Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party to the extent such the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

15.10	At any time or from time to time on and after the date of this Agreement, FHCRC shall at the written request of LICENSEE (i) deliver to LICENSEE such records, data or other documents required pursuant to the provisions of this AGREEMENT, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license to the extent obligated to deliver such under this AGREEMENT, and (iii) take or cause to be taken all such actions as reasonably necessary for LICENSEE to obtain the full benefits of this Agreement and the transactions contemplated hereby.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.11	This AGREEMENT is not be subject to nor governed by the United Nations Convention on Contracts for the International Sale of Goods and it does not apply to any portion of this AGREEMENT.

15.12	The parties acknowledge that they have had an opportunity to consult with their respective counsel and with such other experts or advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this AGREEMENT. This AGREEMENT shall be construed without any presumption or rule requiring that it might be construed against the party causing this AGREEMENT, or any part of it to be drafted. In construing or interpreting this AGREEMENT, the word “or” will not be construed as exclusive, and the word “including” will not be limiting. The use of the singular or plural form will include the other form and the use of the masculine, feminine or neuter gender will include the other genders. All captions and headings in this AGREEMENT are for convenience only and will not be considered as substantive parts of this AGREEMENT or determinative in the interpretation of this AGREEMENT. Unless otherwise stated, references in this AGREEMENT to sections or exhibits refer to sections and exhibits of this AGREEMENT. All exhibits and addendums to this AGREEMENT will be deemed incorporated by reference and part of this AGREEMENT.

15.13	This AGREEMENT may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, with facsimile and .pdf signatures binding as if originally executed. The section headings contained in this AGREEMENT are inserted for convenience only and shall not affect in any way the meaning or interpretation of this AGREEMENT.

15.14	Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

[Remainder of page left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT as of the EFFECTIVE DATE.

FRED HUTCHINSON CANCER		JUNO THERAPEUTICS, INC.
RESEARCH CENTER
A NONPROFIT CORPORATION

By:	/s/ Richard Mitchell	By:	/s/ Hans Bishop

Name:	Richard Mitchell	Name:	Hans Bishop

Title:	Dir. of Business Development	Title:	President & CEO

Date:	Nov. 21, 2014	Date:	Nov. 21, 2014

EXHIBIT A

PATENT RIGHTS

(as of November 19, 2014)

SeedIP Ref (360056-)	Application No. Patent No./ Publication No.	Filing Date Publication/Issue Date (MM-DD-YYYY)

407 Family

[***]

412 Family

[***]

425 Family

[***]

427 Family

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4.1(b)

Intellectual Property-related Formation Expenses

See attached.

44